Lock-Up Agreement

June 9, 2016

Messrs. Itay Hasid and Daniel Assis

Batterfly Energy Ltd.

meshek 86 shetulim, IL 79280 Israel

Gentlemen:

The undersigned understands that Messrs. Hasid and Assis (the “Sellers”) propose to enter into a Stock Purchase Agreement (the “Purchase Agreement”) with Life Clips, Inc., a Wyoming corporation (the “Company”), providing for the sale by the Sellers of all of the outstanding equity securities in Batterfly Energy Ltd. in exchange for, in part, shares of common stock of the Company (the “Shares”).

To induce the Sellers to enter into the Purchase Agreement and consummate the transactions contemplated therein, the undersigned hereby agrees that, without the prior written consent of the Sellers, the undersigned will not, during the period commencing on the date hereof and ending on the earlier of the date that is six (6) months after the date of the closing of the transactions contemplated by the Purchase Agreement (the “Closing Date”) or the day that the Company files a registration statement on Form S-1 or Form S-3 registering the offering of shares by the Company or certain of its shareholders with the U.S. Securities and Exchange Commission, (1) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares or any indebtedness or securities convertible into or exercisable or exchangeable for Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”); (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities; or (4) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any Lock-Up Securities.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Securities without the prior written consent of the Sellers in connection with (a) transfers of Lock-Up Securities as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of a family member (for purposes of this lock-up agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin); (b) transfers of Lock-Up Securities to a charity or educational institution; or (c) if the undersigned, directly or indirectly, controls a corporation, partnership, limited liability company or other business entity, any transfers of Lock-Up Securities to any shareholder, partner or member of, or owner of similar equity interests in, the undersigned, as the case may be; provided that in the case of any transfer pursuant to the foregoing clauses (a), (b) or (c), (i) any such transfer shall not involve a disposition for value, (ii) each transferee shall sign and deliver to the Sellers a lock-up agreement substantially in the form of this lock-up agreement and (iii) no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with this lock-up agreement.

1

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date hereof to and including the day of the expiration of the Lock-Up Period, the undersigned will give notice thereof to the Company and will not consummate any such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period has expired.

No provision in this lock-up agreement shall be deemed to restrict or prohibit the exercise, exchange or conversion by the undersigned of the convertible notes as listed in the balance sheet of Life Clips, Inc. dated 31 March 2016; provided that the undersigned does not transfer the Shares acquired on such exercise, exchange or conversion during the Lock-Up Period, unless otherwise permitted pursuant to the terms of this lock-up agreement. In addition, no provision herein shall be deemed to restrict or prohibit the entry into or modification of a so-called “10b5-1” plan at any time (other than the entry into or modification of such a plan in such a manner as to cause the sale of any Lock-Up Securities within the Lock-Up Period).

The undersigned understands that the Company and the Sellers are relying upon this lock-up agreement in proceeding toward consummation of the Purchase Agreement. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned understands that, if the Purchase Agreement is not executed by July 15, 2016, or if the Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to the closing date of the transfer of the shares of Batterfly Energy Ltd. thereunder, then this lock-up agreement shall be void and of no further force or effect.

Very truly yours,

TACONIC GROUP, LLC

By:	/s/ Robert Grinberg
(Signature)

Name:	Robert Grinberg
(please print)

Title:	President
(please print)

Address:

2